UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2023

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West,
Leamington, ON	N8H 5L4
(Address of Principal Executive Offices,	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (844) 845-7291
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 16, 2023, Tilray Brands, Inc. (the “Company”) held its reconvened 2022 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present.

At the reconvened Annual Meeting, the Company’s stockholders solely considered and voted on Proposal #3 (the “Charter Amendment Proposal”) to approve the specified amendments (the “Charter Amendment”) to the Company’s Certificate of Incorporation, as amended, to cancel the Class 1 Common Stock and re-allocate such authorized shares to Class 2 Common Stock. The Charter Amendment Proposal is described in more detail in the Company’s Proxy Statement dated September 22, 2022, as supplemented on February 21, 2023.

Specifically, the Charter Amendment Proposal was formally approved by the vote of the Company’s stockholders at the reconvened Annual Meeting on March 16, 2023, as detailed in the voting results outlined below.

 Proposal No. 3 – Approval of the Amendments to the Company’s Certificate of Incorporation:

For	373,035,296
Against	56,816,709
Abstain	14,662,572

As previously reported and detailed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 23, 2022 (File No. 001-38594), each of Proposal #1 for the election of John Herhalt as Class I director to serve until his respective term expires or until his successor is duly elected and qualified, and Proposal #2 for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the current fiscal year were formally approved by the vote of the Company’s stockholders at the 2022 Annual Meeting originally held on November 22, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: March 16, 2023
	By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel